UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

CARLYLE GMS FINANCE, INC.

(Exact name of registrant as specified in charter)

Maryland	80-0789789
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 38th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 813-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On May 8, 2013, Carlyle GMS Finance, Inc. (the “Company”) delivered a capital drawdown notice to its investors relating to the issuance of 600,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for an aggregate offering price of $12 million. The shares are expected to be issued on or around May 22, 2013.

The issuance of Common Stock is being made pursuant to subscription agreements (the “Subscription Agreements”) entered into by the Company, on the one hand, and each investor in the Company, on the other hand. Under the terms of the Subscription Agreements, investors are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis with a minimum of 10 business days’ prior notice to investors.

The issuance and sale of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D and Regulation S thereunder.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On May 8, 2013, the Company filed Articles of Amendment and Restatement (the “Articles”) with the Maryland State Department of Assessments and Taxation. The principal change reflected in the Articles is the implementation of the Company’s classified board structure, as previously described in the Company’s Registration Statement on Form 10.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Articles of Amendment and Restatement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLYLE GMS FINANCE, INC.

By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel
President

Date: May 9, 2013

Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment and Restatement